UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2007 (July 3, 2007)


                              MULTI SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

New Jersey                           0-12162                      22-2418056
----------                           -------                      ----------
(State or Other               (Commission File No.)             (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                               c/o Robert L. Frome
                               65 East 55th Street
                               New York, NY 10022
                     (Address of Principal Executive Office)

                                 (212) 451-2254
               Registrant's telephone number, including area code


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act


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                Section 1 - Registrant's Business and Operations

Item 1.02         Termination of a Material Definitive Agreement.

         On July 3, 2007, the Registrant sent a termination notice ("Termination Notice") to the parties of the Agreement and Plan of Merger dated April 20, 2007 (the "Agreement"). The parties to the Agreement were the Registrant's wholly-owned subsidiary Multi Sub, Inc., a New Jersey corporation , USA Real New Technology, Inc., a New Jersey corporation ("Real New") and direct parent of
Shaanxi Real New Technology Co., Ltd., a limited liability corporation incorporated under the laws of The People's Republic of China, Robert L. Frome ("Frome"), an individual, Bridge Ventures, Inc., a Florida corporation ("Bridge Ventures"), and Michael Potter, an individual ("Potter")(Frome, Bridge Ventures and Potter are hereinafter collectively referred to as the "Controlling Shareholders").

         The Agreement required that Real New provide audited financial statements to the Registrant by June 30, 2007. This due date was previously extended from May 31, 2007. As of the date of the Termination Notice, Real New had not provided the audited financial statements required by the Agreement. The Registrant's Board of Directors and the Controlling Shareholders determined that due to this material breach and other considerations, it was in the best interests of the Registrant and its shareholders to terminate the Agreement.

         Pursuant to the Agreement, Multi Sub Inc. was to merge with and into Real New. At the closing of the Agreement, the Controlling Shareholders would have converted a portion of the Registrant's 6% Convertible Debentures (the "Debentures") held by the Controlling Shareholders into 18,903,031 shares of common stock of the Registrant, such amount representing 47.3% of the 40,000,000 issued and outstanding shares of common stock, and issue those shares to the shareholders of Real New in addition to the unconverted Debentures. In consideration of the issuance of the shares and the unconverted Debentures, Real New would pay to the Controlling Shareholders an aggregate of $200,000 and 2% of the outstanding capital stock of the Registrant post reverse split. The merger was scheduled to close no later than May 31, 2007. This date was extended to June 30, 2007.


                  Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits.

         10.1     Agreement and Plan of Merger dated April 20, 2007.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                                     MULTI SOLUTIONS, INC.

Date: July 13, 2007                         By:    /s/ Jerome Goubeaux
                                                 -------------------------------
                                                     Jerome Goubeaux, President